Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
EXHIBIT 99.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2001

e-MedSoft.com (Exact name of registrant as specified in its charter)

Nevada	84-1037630

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 1-15587

1330 Marsh Landing Parkway, Suite 106
Jacksonville, Florida 52250
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (904) 543-1000

Not Applicable
(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

               Not Applicable

Item 2. Acquisition or Disposition of Assets

               Not Applicable

Item 3. Bankruptcy or Receivership

               Not Applicable

Item 4. Changes in Registrant’s Certifying Accountant

               Not Applicable

Item 5. Other Events and Regulation FD Disclosure

      On July 2, 2001, the Company filed a Notification of Late Filing on Form 12b-25 relating to its Annual Report on Form 10-K for the fiscal year ended March 31, 2001. However, the Company is unable to file the Form 10-K within the 15 day period provided by the filing of such form. As of July 16, 2001, the Company is delinquent in filing its Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

      The Company has entered into several significant transactions during the final quarter of its fiscal year. In addition, and as reported in the Company’s Form 8-K filed on March 8, 2001, the Company engaged a new independent accounting firm to audit the March 31, 2001 financial statements. Because of the time required to obtain the information to properly account for these transactions and provide the requisite disclosure as well as the time required by our new independent accountants to audit our financial statements, the Company anticipates that its Form 10-K will not be filed before July 30, 2001.

      As reported in the Company’s Form 12b-25, the Company expects to report that during the year ended March 31, 2001, the Company had net sales of approximately $90 million as compared with reported net sales of approximately $46 million for the year ended March 31, 2000. The Company also expects to report a net loss that is significantly higher than the reported net loss of $9.7 million for the year ended March 31, 2000. The increase in loss during the year reflects: (i) the writedown of the Company’s U.K. operations to fair value in connection with the voluntary placement of e-Net Technologies, LTD, its wholly-owned subsidiary, in receivership; (ii) the writedown of other intangible assets resulting from the Company’s analysis of impairment under FASB 121, “Asset Impairment,” and (iii) the continuing costs of the Company’s internal product development. As a result of these writedowns as well as other factors related to the ability of the Company to implement its business plan, the Company anticipates that the audit report of KPMG LLP on the Company's annual financial statements for the fiscal year ended March 31, 2001, may include a modification as to the Company's ability to continue as a going concern.

      Because of the failure to file its Form 10-K within the prescribed timeframe, the Company does not meet the “adequate current public information” requirement contained in Rule 144(c) promulgated under the Securities Act of 1933, as amended, and the Company’s shareholders may not rely on Rules 144 or 145 for the resale of restricted securities until the

Company’s Form 10-K is filed and the Company has otherwise provided adequate current public information.

      In addition, the Company has announced that (i) it has entered into a definitive purchase agreement with an institutional investor for the sale of $83 million of newly issued shares of e-Medsoft.com common stock under the conditions specified in the agreement; (ii) it has terminated certain senior level positions now deemed redundant (e.g. CTO) (iii) in connection with the consolidation of the business it has eliminated 33 employees. Further information on these developments is contained in the press release attached hereto as Exhibit 99.1.

Item 6. Resignations of Registrant’s Directors

               Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               (a) Financial Statements

                     Not Applicable

               (b) Pro Forma Financial Information

                     Not Applicable

               (c) Exhibits

                     99.1      Press Release

Item 8. Change in Fiscal Year

               Not Applicable

Item 9. Regulation FD Disclosure

               Not Applicable

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-MEDSOFT.COM (Registrant)

Date: July 16, 2001

By: /s/ John Andrews _________________________________ John Andrews Chief Executive Officer